Exhibit 99.1

LIBERTY BROADBAND REPORTS
SECOND QUARTER 2022 FINANCIAL RESULTS

Englewood, Colorado, August 5, 2022 – Liberty Broadband Corporation (“Liberty Broadband”) (Nasdaq: LBRDA, LBRDK, LBRDP) today reported second quarter 2022 results. Headlines include(1):

●	Fair value of Charter investment was $23.5 billion as of June 30th
●	From May 1st through July 31st Liberty Broadband received $1.1 billion of proceeds from sale of 2.2 million Charter shares to Charter
o	Maintained fully diluted equity interest in Charter of 26%(2)
●	From May 1st through July 31st, Liberty Broadband repurchased 9.0 million LBRDA/K shares at an average price per share of $116.40 for total cash consideration of $1.0 billion
●	In the second quarter, GCI(3) revenue was flat at $238 million, generated $10 million in operating income and grew adjusted OIBDA(4) 1% to $90 million

Share Repurchases

From May 1, 2022 through July 31, 2022, Liberty Broadband repurchased approximately 6.3 million shares of Series C Liberty Broadband common stock (Nasdaq: LBRDK) at an average cost per share of $117.40 for total cash consideration of $737 million and repurchased approximately 2.7 million shares of Series A Liberty Broadband common stock (Nasdaq: LBRDA) at an average cost per share of $114.08 for total cash consideration of $310 million. The total remaining repurchase authorization for Liberty Broadband as of August 1, 2022 is approximately $700 million.

Charter Ownership

Under the terms of Liberty Broadband and Charter’s stockholder agreement, Liberty Broadband has sold and will continue to sell to Charter a number of shares of Class A common stock as is necessary to maintain Liberty Broadband’s percentage equity interest at 26% on a fully diluted basis. Such sales are executed by Liberty Broadband monthly based on Charter’s repurchase activity in the month prior.

From May 1, 2022 through July 31, 2022, Liberty Broadband sold approximately 2.2 million shares of Charter Class A common stock to Charter for total proceeds of approximately $1.1 billion.

Balance Sheet

The following presentation is provided to separately identify cash and liquid investments, debt and public holdings of Liberty Broadband as of March 31, 2022 and June 30, 2022.

(amounts in millions)	3/31/2022	6/30/2022
Cash and Cash Equivalents:
GCI Holdings	$111	$80
Corporate and Other	189	221
Total Liberty Broadband Consolidated Cash	$300	$301

Fair Value of Public Holdings in Charter(a)	$28,595	$23,502

Debt:
Senior Notes(b)	$600	$600
Senior Credit Facility	399	398
Tower Obligations and Other(c)	97	95
Total GCI Holdings Debt	$1,096	$1,093
GCI Leverage(d)	2.9x	2.9x

Charter Margin Loan	$1,600	$1,400
1.25% Exchangeable Senior Debentures due 2050(e)	825	825
1.75% Exchangeable Senior Debentures due 2046(e)	15	15
2.75% Exchangeable Senior Debentures due 2050(e)	575	575
Total Corporate Level Debt	$3,015	$2,815

Total Liberty Broadband Debt	$4,111	$3,908
Fair market value adjustment and deferred loan costs	(6)	(45)
Tower obligations and finance leases (excluded from GAAP Debt)	(91)	(90)
Total Liberty Broadband Debt (GAAP)	$4,014	$3,773

Other Financial Obligations:
Indemnification Obligation(f)	$239	$175
Preferred Stock(g)	180	180

a)	Represents fair value of the investment in Charter as of March 31, 2022 and June 30, 2022. A portion of the Charter equity securities are considered covered shares and subject to certain contractual restrictions in accordance with the indemnification obligation, as described below.
b)	Principal amount of Senior Notes.
c)	Includes the Wells Fargo Note Payable and current and long-term obligations under finance leases and tower obligations.
d)	As defined in GCI's credit agreement.
e)	Principal amount of Senior Exchangeable Debentures exclusive of fair market value adjustments.
f)	Indemnity to Qurate Retail, Inc. (“Qurate Retail”), pursuant to an indemnification agreement (the "indemnification agreement"), with respect to the Liberty Interactive LLC ("LI LLC") 1.75% exchangeable debentures due 2046 (the "Charter exchangeable debentures"), as described below.
g)	Liquidation value of preferred stock. Preferred stock has a 7% coupon, $25/share liquidation preference plus accrued and unpaid dividends and 1/3 vote per share. The redemption date is the first business day following March 8, 2039. The preferred stock is considered a liability for GAAP purposes.

Liberty Broadband cash was flat in the second quarter. The primary sources of cash were Charter share sales in the period and proceeds from the sale of Skyhook Holdings, Inc. (“Skyhook”), offset by share repurchases and debt repayment at Liberty Broadband. GCI cash decreased $31 million in the second quarter as cash from operations was more than offset by a $70 million dividend paid to Liberty Broadband and capital expenditures during the quarter.

Skyhook was a wholly owned subsidiary of Liberty Broadband until its sale on May 2, 2022 for aggregate consideration of approximately $194 million, including amounts held in escrow of approximately $23 million. Liberty Broadband recognized a gain on the sale of $179 million, net of fees contingent upon closing, in the second quarter of 2022, which is recorded in Gain (loss) on dispositions, net in the accompanying condensed consolidated statement of operations.

Liberty Broadband debt decreased $203 million in the second quarter due to repayment on the Charter margin loan. There is $900 million available capacity under the Charter margin loan. GCI’s credit facility has undrawn capacity of $397 million (net of letters of credit), and GCI’s leverage as defined in its credit agreement is 2.9x.

Liberty Broadband has an indemnification agreement with Qurate Retail with respect to Qurate Retail’s Charter exchangeable debentures. Pursuant to the indemnification agreement, Liberty Broadband will compensate Qurate Retail for any payments made in excess of the adjusted principal amount of the LI LLC Charter exchangeable debentures to any holder that exercises its exchange right on or before the put/call date of October 5, 2023. This indemnity is supported by a negative pledge in favor of Qurate Retail on the reference shares of Class A common stock of Charter held at Liberty Broadband that underlie the LI LLC Charter exchangeable debentures.  The indemnification obligation on Liberty Broadband’s balance sheet is valued based on the estimated exchange feature in the LI LLC Charter exchangeable debentures. As of June 30, 2022, a holder of the LI LLC Charter exchangeable debentures has the ability to exchange, and accordingly, the indemnification obligation is classified as a current liability.

GCI Operating and Financial Results

	2Q21	2Q22	% Change
(amounts in millions, except operating metrics)
GCI Consolidated Financial Metrics
Revenue
Consumer	$120	$117	(3)%
Business	118	121	3%
Total revenue	$238	$238	-%

Operating income	$18	$10	(44)%
Operating income margin (%)	7.4%	4.2%	(320)	bps

Adjusted OIBDA(a)	$89	$90	1%
Adjusted OIBDA margin(a) (%)	37.3%	37.8%	50	bps

GCI Consumer
Financial Metrics
Revenue
Wireless	$45	$47	4%
Data	53	57	8%
Other	22	13	(41)%
Total revenue	$120	$117	(3)%
Operating Metrics
Wireless:
Revenue generating lines in service(b)	189,100	194,000	3%
Data:
Revenue generating cable modem subscribers(c)	145,400	154,500	6%

GCI Business
Financial Metrics
Revenue
Wireless	$20	$13	(35)%
Data	87	97	11%
Other	11	11	-%
Total revenue	$118	$121	3%

a)	See reconciling schedule 1.
b)	A revenue generating wireless line in service is defined as a wireless device with a monthly fee for services.
c)	A revenue generating cable modem subscriber is defined by the purchase of cable modem service regardless of the level of service purchased.

Unless otherwise noted, the following discussion compares financial information for the three months ended June 30, 2022 to the same period in 2021.

GCI revenue was flat in the second quarter. Consumer revenue was down 3% driven by significant declines in the lower margin video and voice products included in Other consumer revenue, partially offset by 4% and 8% growth in consumer wireless and data revenue, respectively. Business revenue was up 3% with growth in data revenue more than offsetting the impact of extending a roaming wireless contract with a large partner in the fourth quarter of 2021, which results in lower quarterly and annual revenue in 2022, but will benefit GCI from the extension of the agreement for several years as well as the continued receipt of backhaul services for GCI’s network post expiration. The previous agreement was expected to be terminated in 2022.

Operating income declined in the second quarter due to a $10 million accrual for a potential litigation settlement and adjusted OIBDA grew 1% primarily due to mix shift into higher margin revenue.

In the second quarter, GCI spent $55 million on capital expenditures, including accrued capital expenditures. Capital expenditure spending was related primarily to improvements to the wireless and hybrid fiber coax networks. GCI's net capital expenditures for the full year 2022 are expected to be approximately $150 million.

FOOTNOTES

1)

Liberty Broadband will discuss these highlights and other matters on Liberty Broadband's earnings conference call that will begin at 11:15 a.m. (E.D.T.) on August 5, 2022.  For information regarding how to access the call, please see “Important Notice” later in this document.

2)	Calculated pursuant to Liberty Broadband and Charter’s stockholder agreement.
3)

Liberty Broadband’s principal operating asset is GCI Holdings, LLC (“GCI” or “GCI Holdings”), Alaska's largest communications provider, and also holds an interest in Charter Communications, Inc. ("Charter").

4)	For a definition of adjusted OIBDA and adjusted OIBDA margin and applicable reconciliations, see the accompanying schedules.

NOTES

LIBERTY BROADBAND FINANCIAL METRICS

(amounts in millions)	2Q21	2Q22
Revenue
GCI Holdings	$238	$238
Corporate and other	4	1
Total Liberty Broadband Revenue	$242	$239

Operating Income (Loss)
GCI Holdings	$18	$10
Corporate and other	(20)	(11)
Total Liberty Broadband Operating Income (Loss)	$(2)	$(1)

Adjusted OIBDA (Loss)
GCI Holdings	$89	$90
Corporate and other	(14)	(7)
Total Liberty Broadband Adjusted OIBDA (Loss)	$75	$83

Important Notice: Liberty Broadband (Nasdaq: LBRDA, LBRDK, LBRDP) will discuss Liberty Broadband’s earnings release on a conference call which will begin at 11:15 a.m. (E.D.T.) on August 5, 2022. The call can be accessed by dialing (800) 458-4121 or (323) 794-2093, passcode 5262692, at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.libertybroadband.com/investors/news-events/ir-calendar. Links to this press release and replays of the call will also be available on Liberty Broadband’s website.

This press release includes certain forward-looking statements under the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, capital expenditures, matters relating to Liberty Broadband’s equity interest in Charter and Charter’s buyback of common stock, Liberty Broadband’s participation in Charter’s buyback of common stock, indemnification by Liberty Broadband, the continuation of our stock repurchase program, benefits from extending a roaming contract, backhaul services and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Liberty Broadband, changes in law and government regulations, the availability of investment opportunities, general market conditions (including as a result of COVID-19) and market conditions conducive to stock repurchases. These forward-looking statements speak only as of the date of this press release, and Liberty Broadband expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Broadband's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Broadband, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Broadband and about the risks and uncertainties related to Liberty Broadband which may affect the statements made in this press release.

NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, this press release includes a presentation of adjusted OIBDA, which is a non-GAAP financial measure, for Liberty Broadband (and certain of its subsidiaries) and GCI Holdings together with a reconciliation to that entity or such businesses’ operating income, as determined under GAAP.  Liberty Broadband defines adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, transaction costs, separately reported litigation settlements, restructuring, acquisition and other related costs and impairment charges. Further, this press release includes adjusted OIBDA margin which is also a non-GAAP financial measure.  Liberty Broadband defines adjusted OIBDA margin as adjusted OIBDA divided by revenue.

Liberty Broadband believes adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business' performance or indicative of ongoing business trends.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because adjusted

OIBDA is used as a measure of operating performance, Liberty Broadband views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Broadband’s management considers in assessing the results of operations and performance of its assets.  Please see the tables below for applicable reconciliations.

SCHEDULE 1

The following table provides a reconciliation of GCI’s operating income to its adjusted OIBDA for the three months ended June 30, 2021 and June 30, 2022, respectively.

GCI HOLDINGS ADJUSTED OIBDA RECONCILIATION

(amounts in millions)	2Q21	2Q22
GCI Holdings Operating Income	$18	$10
Depreciation and amortization	67	66
Stock-based compensation	4	4
Litigation settlement(a)	—	10
GCI Holdings Adjusted OIBDA	$89	$90

a)	GCI recorded a $10 million settlement expense in June 2022 related to legal proceedings with the Department of Justice on Rural Healthcare matters that commenced in 2019.

SCHEDULE 2

The following table provides a reconciliation of operating income (loss) calculated in accordance with GAAP to adjusted OIBDA for Liberty Broadband for the three months ended June 30, 2021 and June 30, 2022, respectively.

LIBERTY BROADBAND ADJUSTED OIBDA RECONCILIATION

(amounts in millions)	2Q21	2Q22
Liberty Broadband Operating Income (Loss)	$(2)	$(1)
Depreciation and amortization	67	65
Stock-based compensation	10	9
Litigation settlement(a)	—	10
Liberty Broadband Adjusted OIBDA (Loss)	$75	$83
GCI Holdings	$89	90
Corporate and other	(14)	(7)

a)	GCI recorded a $10 million settlement expense in June 2022 related to legal proceedings with the Department of Justice on Rural Healthcare matters that commenced in 2019.

LIBERTY BROADBAND CORPORATION

BALANCE SHEET INFORMATION

(unaudited)

	June 30,	December 31,
	2022	2021

	amounts in millions,
	except share amounts
Assets
Current assets:
Cash and cash equivalents	$301	191
Trade and other receivables, net of allowance for credit losses of $4 and $4, respectively	179	206
Prepaid and other current assets	71	62
Total current assets	551	459
Investment in Charter, accounted for using the equity method	12,051	13,260
Property and equipment, net	1,013	1,031
Intangible assets not subject to amortization
Goodwill	755	762
Cable certificates	550	550
Other	37	37
Intangible assets subject to amortization, net	546	573
Tax sharing receivable	44	86
Other assets, net	191	210
Total assets	$15,738	16,968

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$100	99
Deferred revenue	21	25
Current portion of debt, including zero and $25 measured at fair value, respectively	3	28
Indemnification obligation	175	324
Other current liabilities	149	106
Total current liabilities	448	582
Long-term debt, net, including $1,342 and $1,403 measured at fair value, respectively	3,770	3,733
Obligations under finance leases and tower obligations, excluding current portion	88	89
Long-term deferred revenue	36	35
Deferred income tax liabilities	1,999	1,998
Preferred stock	203	203
Other liabilities	166	189
Total liabilities	6,710	6,829
Equity
Series A common stock, $.01 par value. Authorized 500,000,000 shares; issued and outstanding 21,633,055 and 23,232,342 at June 30, 2022 and December 31, 2021, respectively	—	—
Series B common stock, $.01 par value. Authorized 18,750,000 shares; issued and outstanding 2,328,901 and 2,544,548 at June 30, 2022 and December 31, 2021, respectively	—	—
Series C common stock, $.01 par value. Authorized 500,000,000 shares; issued and outstanding 132,311,691 and 144,854,780 at June 30, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	4,319	6,214
Accumulated other comprehensive earnings, net of taxes	30	14
Retained earnings	4,662	3,898
Total stockholders' equity	9,012	10,127
Non-controlling interests	16	12
Total equity	9,028	10,139
Commitments and contingencies
Total liabilities and equity	$15,738	16,968

LIBERTY BROADBAND CORPORATION

STATEMENT OF OPERATIONS INFORMATION

(unaudited)

	Three months ended
	June 30,
	2022	2021

	amounts in millions, except per share amounts
Revenue	$239	242
Operating costs and expenses:
Operating expense (exclusive of depreciation and amortization shown separately below)	60	67
Selling, general and administrative, including stock-based compensation	105	110
Depreciation and amortization	65	67
Litigation settlement, net of recoveries	10	—
	240	244
Operating income (loss)	(1)	(2)
Other income (expense):
Interest expense (including amortization of deferred loan fees)	(30)	(29)
Share of earnings (losses) of affiliate	386	249
Gain (loss) on dilution of investment in affiliate	(11)	(15)
Realized and unrealized gains (losses) on financial instruments, net	77	(125)
Gain (loss) on dispositions, net	179	—
Other, net	(18)	23
Earnings (loss) before income taxes	582	101
Income tax benefit (expense)	(117)	(45)
Net earnings (loss)	465	56
Less net earnings (loss) attributable to the non-controlling interests	—	—
Net earnings (loss) attributable to Liberty Broadband shareholders	$465	56
Basic net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$2.89	0.30
Diluted net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$2.87	0.30

LIBERTY BROADBAND CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

(unaudited)

	Six months ended
	June 30,
	2022	2021

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$764	108
Adjustments to reconcile net earnings (loss) to net cash from operating activities:
Depreciation and amortization	129	131
Stock-based compensation	18	20
Litigation settlement, net of recoveries	10	110
Share of (earnings) losses of affiliate, net	(689)	(438)
(Gain) loss on dilution of investment in affiliate	67	97
Realized and unrealized (gains) losses on financial instruments, net	(214)	26
Deferred income tax expense (benefit)	1	(18)
(Gain) loss on dispositions, net	(179)	—
Other, net	(3)	(2)
Change in operating assets and liabilities:
Current and other assets	113	137
Payables and other liabilities	1	(60)
Net cash provided by (used in) operating activities	18	111
Cash flows from investing activities:
Capital expenditures	(78)	(50)
Cash received for Charter shares repurchased by Charter	1,806	1,762
Cash proceeds from dispositions, net	163	—
Other investing activities, net	4	2
Net cash provided by (used in) investing activities	1,895	1,714
Cash flows from financing activities:
Borrowings of debt	300	717
Repayment of debt, finance leases and tower obligations	(203)	(1,781)
Repurchases of Liberty Broadband common stock	(1,890)	(1,957)
Other financing activities, net	(3)	(2)
Net cash provided by (used in) financing activities	(1,796)	(3,023)
Net increase (decrease) in cash, cash equivalents and restricted cash	117	(1,198)
Cash, cash equivalents and restricted cash, beginning of period	206	1,433
Cash, cash equivalents and restricted cash, end of period	$323	235